Exhibit 99.4

INSTRUCTION TO REGISTERED HOLDER AND/OR

BOOK-ENTRY TRANSFER PARTICIPANT FROM OWNER

NBCUNIVERSAL MEDIA, LLC

CONSENT SOLICITATION AND OFFER TO GUARANTEE

8   7/8% Senior Notes due 2015 (CUSIP NO. 913405AE6)

10  7/8% Senior Subordinated Notes due 2016 (CUSIP NO. 913405AG1)

OF

UNIVERSAL CITY DEVELOPMENT PARTNERS, LTD.

UCDP FINANCE, INC.

To Registered Holder And/Or Participant Of The Book-Entry Transfer Facility:

The undersigned hereby acknowledges receipt of the Prospectus dated [                    ], 2011 (the “Prospectus”) and the accompanying Letter of Consent (the “Letter of Consent”) (together, the “Consent Solicitation”) and hereby instructs you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Consent Solicitation with respect to the above-listed securities (the “Notes”) of Universal City Development Partners, Ltd. and UCDP Finance, Inc. (the “Issuers”) held by you for the account of the undersigned.

The aggregate face amount of the Notes held by you for the account of the undersigned as of the end of business on [                    ], 2011, the record date for the Consent Solicitation (the “Record Date”) was (fill in amount):

$             8 7/8% Senior Notes due 2015 (CUSIP NO. 913405AE6)

$             10 7/8% Senior Subordinated Notes due 2016 (CUSIP NO. 913405AG1)

With respect to the Consent Solicitation, the undersigned hereby instructs you (check appropriate box):

[     ] TO CONSENT to the amendment of the terms of the Notes described in the Prospectus with respect to all of the Notes held by you for the account of the undersigned as of the Record Date (if consent is being given with respect to less than all of the Notes held, insert below the principal amount of Notes with respect to which consent is given):

$             8 7/8% Senior Notes due 2015 (CUSIP NO. 913405AE6)

$             10 7/8% Senior Subordinated Notes due 2016 (CUSIP NO. 913405AG1)

[    ] NOT TO CONSENT to the amendment with respect to any of the Notes held by you for the account of the undersigned as of the Record Date.

If the undersigned instructs you to consent to the amendment, you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you) the representations and warranties contained in the Letter of Consent that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that the undersigned (1) is not an “affiliate” of NBCUniversal Media, LLC, (2) was the holder of the Notes indicated above on the Record Date, (3) has full power and authority to consent to the amendment to the terms of the Notes described in the Prospectus, and (4) agrees to the terms of the Consent Solicitation.

SIGN HERE

Signature(s):

Name(s) (please print):

Address:

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

Date:

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